Exhibit 10.6

fNEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS DOCUMENT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED OR EXERCISED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(a) OF THIS WARRANT.

Globus Maritime Limited

Warrant To Purchase Common Shares

Warrant No.: 1

Date of Issuance: February 8, 2017 (“Issuance Date”)

Globus Maritime Limited, a Marshall Islands corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FIRMENT SHIPPING INC., the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Shares (including any Warrants to Purchase Common Shares issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), 6,230,580 (subject to adjustment as provided herein) fully paid and non-assessable Common Shares (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16.

1.           EXERCISE OF WARRANT.

(a)           Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Issuance Date, in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (along with all documents and opinions required or requested to be delivered as described herein and therein, including Section 1(h), the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or before the third full Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B, to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the fifth full Trading Day following the date on which the Company has received such Exercise Notice, so long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise along with an appropriate representation letter of the Holder relating to Rule 144, including its non-affiliate status and length of time in which it has held this Warrant and lack of material non-public information (the “Rule 144 Representation Letter”)) on or prior to the first Trading Day following the date of which the Company has received the Exercise Notice, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, and the Warrant Shares are subject to an effective resale registration statement in favor of the Holder or, if exercised via Cashless Exercise, can be immediately sold or transferred by the Holder pursuant to Rule 144 without restrictions on volume or manner of sale irrespective of whether the Company is a reporting company, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) otherwise, issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate or book entry notification, registered in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder shall be entitled pursuant to such exercise, which Warrant Shares shall contain such legends as may be required pursuant to applicable law. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and at its own expense issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 6(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Common Shares are to be issued upon the exercise of this Warrant, but rather the number of Common Shares to be issued shall be rounded down to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Warrant Shares to the Holder upon exercise of this Warrant. Notwithstanding the foregoing, the Company’s failure to deliver Warrant Shares to the Holder on or prior to the later of ((i) five full Trading Days after receipt of the applicable Exercise Notice and (ii) three full Trading Days after the Company’s receipt of the Aggregate Exercise Price (or valid notice of a Cashless Exercise along with the Rule 144 Representation Letter (such later date, the “Share Delivery Date”) shall not be deemed to be a breach of this Warrant. Notwithstanding anything to the contrary contained in this Warrant or the Registration Rights Agreement, after the effective date of the Registration Statement (as defined in the Registration Rights Agreement), the Company shall cause the Transfer Agent to deliver unlegended Common Shares to the Holder (or its designee) in connection with any sale of Registrable Securities (as defined in the Registration Rights Agreement) with respect to which the Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, and for which the Holder has not yet settled. From the Issuance Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in the DTC’s Fast Automated Securities Transfer Program. If an Exercise Notice is not accompanied by all relevant documents and opinions required to be included therein, including documentation necessary to ensure compliance with applicable securities laws, it shall be automatically deemed, without any further action, as if such Exercise Notice had not been sent by the Holder, and the Company shall not be required to issue any Common Shares relating thereto or take any other action. The Holder agrees that if any Warrant Shares were unlegended due to an effective registration statement covering the sale of such Warrant Shares no longer being effective, and such Warrant Shares are not eligible to be sold, assigned or transferred under Rule 144 without manner of sale or volume limitations irrespective of whether the Company is a reporting company, then the Holder shall return the Warrant Shares to direct, book entry notation and any certificates or statements shall bear a legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the form contained in the Securities Purchase Agreement (and a stop-transfer order may be placed against transfer of such Securities).

2

(b)           Exercise Price. For purposes of this Warrant, “Exercise Price” means $1.60, subject to adjustment as provided herein.

(c)           Company’s Failure to Timely Deliver Securities. If on or prior to the Share Delivery Date the Company shall fail to issue and deliver to the Holder (or its designee) a certificate or book entry statement and register such Common Shares on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and the Warrant Shares are subject to an effective resale registration statement in favor of the Holder or, if exercised via Cashless Exercise, can be immediately sold or transferred by the Holder pursuant to Rule 144 without restrictions on volume or manner of sale irrespective of whether the Company is a reporting company, the Transfer Agent shall fail to credit the balance account of the Holder or the Holder’s designee with DTC for the number of Common Shares to which the Holder is entitled upon the Holder’s exercise hereunder, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares issuable upon such exercise that the Holder anticipated receiving from the Company, then the Company shall, within five Trading Days after the Holder’s request promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates or book entry statement representing such Warrant Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Common Shares so purchased over the product of (A) such number of Common Shares multiplied by (B) the sale price per Common Share that the Holder agreed to sell and for which Common Shares the Holder anticipated receiving from the Company. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder in equity, such as a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Common Shares (or to electronically deliver such Common Shares or deliver book entry statements) upon the exercise of this Warrant as required pursuant to the terms hereof.

3

(d)           Cashless Exercise. This Section 1(d) shall not apply, and has no force and effect, until six months after the Issuance Date. Notwithstanding anything contained herein to the contrary (other than the first sentence of this Section 1(d)), if a registration statement covering the resale of the Warrant Shares that are subject to the Exercise Notice is not available for the resale of such unavailable Warrant Shares and the Warrant Shares are not otherwise eligible to be sold, assigned or transferred without manner of sale or volume limitations, then the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Common Shares determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B = the quotient of (x) the sum of the VWAP of the Common Shares of each of the twenty (20) Trading Days ending at the close of business on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) immediately prior to the time of exercise as set forth in the applicable Exercise Notice, divided by (y) twenty (20).

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Issuance Date.

(e)           Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 10.

4

(f)          Reservation of Shares.

(i)           Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of Common Shares at least equal to 100% of the maximum number of Common Shares as shall be necessary to satisfy the Company’s obligation to issue Common Shares under this Warrant (the “Required Reserve Amount”).

(ii)           Insufficient Authorized Shares. If, notwithstanding Section 1(f)(i) above, and not in limitation thereof, at any time while this Warrant remains outstanding, the Company does not have a sufficient number of authorized and unreserved Common Shares to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized Common Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall call a meeting of its shareholders for the approval of an increase in the number of authorized Common Shares. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized Common Shares and to cause its board of directors to recommend to the shareholders that they approve such proposal.

(g)           Restrictions on Exercise. Notwithstanding anything hereon to the contrary, this Warrant may not be exercised if the issuance of the Warrant Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. Without limiting the generality of the foregoing, the Company may reasonably request information and documentation from the Holder, including the location of exercise of the warrant, to ensure compliance with Regulation S promulgated under the Securities Act (to the extent that Regulation S is used as the exemption to issue Warrant Shares), or to ensure compliance with any other exemption of the registration requirements of the Securities Act utilized by the Holder, and the Holder shall promptly comply with any such request.

2.           ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a)           Share Dividends and Splits. If the Company, at any time on or after the Issuance Date, (i) pays a share dividend on one or more classes of its then outstanding Common Shares or otherwise makes a distribution on any class of share capital that is payable in Common Shares, (ii) subdivides (by any share split, share dividend, recapitalization or otherwise) one or more classes of its then outstanding Common Shares into a larger number of shares or (iii) combines (by combination, reverse share split or otherwise) one or more classes of its then outstanding Common Shares into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 2(a), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

5

(b)           Calculations. All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of Common Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance or sale of Common Shares.

(c)           No Other Adjustments. Other than as described in Section 2 (but subject to Section 3), no adjustment need be made for the issuance of any additional Common Shares, preferred shares convertible into Common Shares, or debt, warrants, options or other instruments or securities whether or not convertible into or exercisable for Common Shares.

3.           FUNDAMENTAL TRANSACTIONS.

(a)           Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(a) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements, if so requested by the Holder, to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the Common Shares reflected by the terms of such Fundamental Transaction and exercisable for a corresponding number of shares of capital stock equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Common Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of a Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction in which the Company is not the Successor Entity, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the Common Shares (or other securities, cash, assets or other property) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such common equity of the Successor Entity (including its parent) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(a) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Shares (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant) only to the extent that the Holder did not have an opportunity to exercise this Warrant prior to the Fundamental Transaction (it being agreed that if the Company provides the notice in accordance with Section 7(iii), then the Holder shall automatically be deemed to have an opportunity to exercise this Warrant).

6

(b)           Application. The provisions of this Section 3 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant.

4.           NON-CIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any Common Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Common Shares upon the exercise of this Warrant. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Issuance Date, the Holder is not permitted to exercise this Warrant in full for any reason (other than pursuant to applicable securities laws), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such exercise into Common Shares.

7

5.           WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of shares, reclassification of shares, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which the Holder is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

6.           REISSUANCE OF WARRANTS.

(a)           Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)           Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

8

(c)           Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 6(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional Warrants Shares shall be given.

(d)           Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6(a) or Section 6(c), the Warrant Shares designated by the Holder which, when added to the number of Common Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

7.           NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given (a) if to the Company, by post to the Company’s address on its website, and (b) if to the Holder, to the Holder’s address of record kept on file with the Company’s transfer agent. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant (other than the issuance of Common Shares upon exercise in accordance with the terms hereof), including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail the calculation of such adjustment(s), (ii) at least 15 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property to holders of Common Shares (other than issuances of securities to directors, officers, employees or consultants of the Company) or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder, and (iii) at least 10 Trading Days prior to the consummation of any Fundamental Transaction. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, and the Holder has not agreed to receive such material non-public information, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9

8.           AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

9.           SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

10.           GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each of the Holder and the Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address (a) if to the Company, by post to the Company’s address on its website, and (b) if to the Holder, to the Holder’s address of record kept on file with the Company’s transfer agent, and agrees that such service shall constitute good and sufficient service of process and notice thereof. Each of the Holder and the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY AND THE HOLDER EACH HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY. To the extent that the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to any right of immunity in any such court in which proceedings may at any time be commenced, the Company hereby waives such right to the extent permitted by law and hereby consents to such relief and enforcement as provided in this Warrant.

10

11.           CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12.           REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Operative Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares or book entry statements as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any Common Shares in a name other than the Holder.

13.           PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action.

14.           TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, provided that the Holder shall provide to the Company and its transfer agent an opinion of counsel that such transfer is exempt from registration under the Securities Act, and whether (or when) the Warrant or Warrant Shares are freely tradable without restriction, it being understood that Warrant Shares issued pursuant to Regulation S will generally not be freely tradable unless resale is registered under the Securities Act or pursuant to Rule 144 or another rule promulgated under the Securities Act.

11

15.          Stock Certificates. Any reference in this Warrant to stock certificates shall mean at the option of the Company, and may be satisfied by, a book entry notation of stock of the Company or other proof that uncertificated shares have been issued.

16.          CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)           “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(b)           “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the shares having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(c)           “Approved Share Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

(d)           “Bloomberg” means Bloomberg, L.P. or a successor entity.

(e)           “Common Shares” means (i) the Company’s common shares, par value $0.004 per share, and (ii) any capital stock into which such common shares shall have been changed or any capital stock resulting from a reclassification of such common shares.

(f)           “Convertible Securities” means any shares or other security (other than Options and Excluded Securities) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Common Shares.

(g)           “Excluded Securities” means (i) Common Shares or standard options to purchase Common Shares issued to directors, officers or employees of the Company for services rendered to the Company in their capacity as such whether or not pursuant to an Approved Share Plan; (ii) Common Shares issued upon the conversion or exercise of Convertible Securities issued on or prior to the date this Warrant was originally issued, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Shares issued pursuant to an Approved Share Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Shares issued pursuant to an Approved Share Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Shares issued pursuant to an Approved Share Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects the Holder; and (iii) the Common Shares issuable upon exercise of the Company’s outstanding warrants.

12

(h)           “Expiration Date” means the date that is the second anniversary of the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(i)            “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, in a transaction in which the shareholders of the Company prior to such merger shall not be the shareholders holding a majority of the post-merged Company’s securities or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Shares be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding Common Shares, (y) 50% of the outstanding Common Shares calculated as if any Common Shares held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of Common Shares such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Common Shares, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding Common Shares, (y) at least 50% of the outstanding Common Shares calculated as if any Common Shares held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of Common Shares such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Common Shares, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding Common Shares, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares not held by all such Subject Entities as of the date of this Warrant calculated as if any Common Shares held by all such Subject Entities were not outstanding, or (y) a percentage of the aggregate ordinary voting power represented by issued and outstanding Common Shares or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their Common Shares without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

13

(j)           “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(k)           “Options” means, except for Excluded Securities, any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

(l)           “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(m)           “Principal Market” means the Nasdaq Capital Market.

(n)           “Registration Rights Agreement” means that certain registration rights agreement, dated November 23, 2016 by and among the Company and Firment Trading Limited relating to, among other things, the registration of the resale of the Common Shares, as it may be amended from time to time.

(o)            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(p)           “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group, but Subject Entity shall not include Mr. Georgios Feidakis or any of his Affiliates.

(q)           “Successor Entity” means the Person formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been entered into.

(r)           “Trading Day” means, as applicable, any day on which the Common Shares is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares is then traded, provided that “Trading Day” shall not include any day on which the Common Shares is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(s)           “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction during such period.

[signature page follows]

14

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Shares to be duly executed as of the Issuance Date set out above.

Globus Maritime Limited

By:	/s/ Athanasios Feidakis
	Name:	Athanasios Feidakis
	Title:	Chief Executive Officer

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

GLOBUS MARITIME LIMITED

The undersigned holder hereby elects to exercise the Warrant to Purchase Common Shares No. _______ (the “Warrant”) of Globus Maritime Limited, a Marshall Islands corporation (the “Company”) as specified below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.           Form of Exercise Price. The Holder intends that payment of the Aggregate Exercise Price shall be made as:

☐	a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

☐	a “Cashless Exercise” with respect to _______________ Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that this Exercise Notice was executed by the Holder at __________ [a.m.][p.m.] on the date set forth below.

2.           Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.           Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ Common Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

☐           Check here if requesting delivery as a certificate or book entry statement to the following name and to the following address:

Issue to:

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

4.            [Non-U.S. Person. By exercise hereof, the Holder certifies that it is not a U.S. person (as defined in Regulation S promulgated under the Securities Act of 1933) and the Warrant is not being exercised on behalf of a U.S. person.] or [Opinion of Counsel. An opinion of counsel is enclosed opining that the warrant and the securities delivered upon exercise thereof are exempt from registration under the Securities Act of 1933, and whether (or when) the Warrant Shares are freely tradable without restriction.]

[5.           ONLY IF BEING EXERCISED PURSUANT TO REGULATION S: Location of Exercise; Distribution Compliance Period. The Holder certifies that the Warrant has not been exercised within the United States. The Holder acknowledges and understands that all offers and sales of the Warrant Shares prior to the expiration of the 40-day period commencing the day after the Warrant Shares are issued shall be made only in accordance with the provisions of Regulation S promulgated under the Securities Act of 1933, pursuant to registration of the securities under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act, it being understood that Warrant Shares issued pursuant to Regulation S will generally not be freely tradable unless resale is registered under the Securities Act or pursuant to Rule 144. Such Holder further represents and warrants and agrees that the offer or resale of the Warrant Shares by such Holder, if made prior to the expiration of the 40-day period commencing the day after the date of issuance, shall not be made to a U.S. person (as defined in Regulation S promulgated under the Securities Act) or for the account or benefit of a U.S. person (other than a distributor). The Holder understands that the Warrant Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering.]

[6.           ONLY IF BEING EXERCISED PURSUANT TO REGULATION S: Location of Securities. The Holder certifies that the securities delivered pursuant to the exercise of the Warrant may not be delivered within the United States upon exercise, and has not provided a U.S. address for any such delivery.]

7.           [IF NOT EXERCISED PURSUANT TO RULE 144 OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT: The Warrant Shares are being acquired for the Holder’s own account, not as a nominee or agent, and with no present intention of distributing the Warrant Shares or any part thereof, and the Holder has no present intention of selling or granting any participation in or otherwise distributing the same.] The Holder was not formed for the purpose of acquiring any of the Warrant Shares. If the Holder should in the future decide to dispose of any of the Warrant Shares, the Holder understands and agrees (a) that it may do so only in compliance with the Securities Act and applicable state or other securities laws, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and (b) that stop-transfer instructions to that effect will be in effect with respect to such Warrant Shares.

8.           The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Warrant Shares. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Warrant Shares and to obtain additional information and documents necessary to verify any information furnished to the Holder or to which the Holder had access. The Holder did not receive from the Company or its agent any offering materials or other documents.

9.           The Holder understands that the purchase of the Warrant Shares involves substantial risk. The Holder represents and warrants to, and covenants and agrees with, the Company, that it (i) is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated pursuant to the Securities Act, (ii) by reason of its business and financial experience has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant Shares, (iii) was advised by the Company to obtain United States counsel, either obtained United States counsel or had a full and fair opportunity and the means to obtain United States counsel and (iv) is able to bear the economic risk of such investment, would be able to afford a complete loss of such investment.

[10.           IF NOT EXERCISED BY A NON-AFFILIATE PURSUANT TO RULE 144 AFTER ONE YEAR FROM THE ISSUANCE DATE OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT: The Holder understands that the Warrant Shares may be characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Warrant Shares may be resold (i) without registration under the Securities Act only in certain limited circumstances or (ii) if such resale is registered under the Securities Act. In this connection, the Holder represents that it is a sophisticated party knowledgeable with respect to the exemptions from registration under the Securities Act and applicable state securities laws (including, if available, the rules and regulations promulgated under the Securities Act by which securities may be sold without filing a registration statement, including but not limited to §§3-4 of the Securities Act, Regulation D, Regulation S, Rule 144, and Rule 144A).]

11.           The Holder (i) acknowledges that after the issuance of the Warrant Shares, the Holder may be deemed an “affiliate” of the Company under the Securities Act, (ii) acknowledges understanding the additional restrictions under the Securities Act applicable to affiliates of the Company, and (iii) either (a) confirms having discussed such restrictions with United States securities counsel or (b) acknowledges that it both the means and a full and fair opportunity to obtain United States securities counsel and discuss such restrictions prior to exercising the relevant Warrant.

12.           The Holder is not aware any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) or directed selling efforts (as defined in Regulation S) relating to the Warrant Shares.

13.           The Holder understands that any certificates or statements evidencing any Warrant Shares may bear a restrictive legend.

14.           [ONLY IF THE HOLDER WOULD BE AN AFFILIATE OF THE COMPANY AS DEFINED IN RULE 144:] The Holder and its beneficial owners of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power (each, a “Covered Person”) is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Holder has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The purchase of the Warrant Shares by the Holder will not subject the Company to any Disqualification Event. There are no matters that would have triggered disqualification under Rule 506(d)(1) under the Securities Act but occurred before September 23, 2013.]

15.           The Holder is not a broker dealer registered under Section 15(a) of the 1934 Act, or a member of Financial Industry Regulatory Authority, Inc. or an entity engaged in the business of being a broker-dealer. The Holder is not a distributor as such term is defined in Regulation S promulgated under the Securities Act.

16.           The Holder understands that the Warrant Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the rules and regulations and state securities laws, and that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Warrant Shares.

Date: _____________ __, ____

Name of Registered Holder

By:
Name:
Title:

Tax ID:

Facsimile:

E-mail Address:

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs ______________ to issue the above indicated number of Common Shares in accordance with the Transfer Agent Instructions dated _________, 201_, from the Company and acknowledged and agreed to by _______________.

Globus Maritime Limited

By:
Name:
Title: